Exhibit 99.1

NEWS RELEASE

CONTACTS: Media Meghan Cox Manager Corporate Communications T - (412) 433-6777 E - mmcox@uss.com	Investors/Analysts Kevin Lewis General Manager Investor Relations T - (412) 433-6935 E - klewis@uss.com

FOR IMMEDIATE RELEASE:

UNITED STATES STEEL CORPORATION ANNOUNCES PROPOSED PRIVATE OFFERING OF $300,000,000 SENIOR CONVERTIBLE NOTES

PITTSBURGH, OCT. 15, 2019 – United States Steel Corporation (X) (“U .S. Steel”) today announced that it intends to offer, subject to market conditions and certain other factors, an aggregate principal amount of $300,000,000 senior convertible notes due 2026 (the “notes”) in a private offering made only to persons reasonably expected to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). U. S. Steel also intends to grant the initial purchasers of the notes a 30-day option to purchase up to an additional $50,000,000 principal amount of notes.

The notes will be U. S. Steel’s general senior unsecured obligations and will rank equally in right of payment with all of its existing and future senior debt, and senior in right of payment to all of its future subordinated debt. The notes will mature on November 1, 2026, unless earlier converted, redeemed, or repurchased. Prior to August 1, 2026, the notes will be convertible at the option of the holder only upon the satisfaction of certain conditions and during certain periods, and thereafter, the notes will be convertible at the option of the holder at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date. Upon conversion, U. S. Steel will satisfy its conversion obligation by paying or delivering, as applicable, shares of its common stock, cash or a combination of shares of its common stock and cash, at U. S. Steel’s election.

U. S. Steel intends to use the net proceeds from the offerings for general corporate purposes, including, without limitation, for previously announced strategic investments and capital expenditures.

Neither the notes, nor any shares of common stock issuable upon conversion of the notes have been registered under the Securities Act or any state securities laws, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities, including the notes or U. S. Steel common stock, nor shall it constitute an offer, solicitation or sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

ABOUT U. S. STEEL

United States Steel Corporation, headquartered in Pittsburgh, Pa., is a leading integrated steel producer and Fortune 250 company with major operations in the United States and Central Europe.

FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as, but not limited to, "believes," "expects," "anticipates," "estimates," "intends," "plans," "could," "may," "will," "should," and similar expressions are intended to identify forward-looking statements. All forward-looking statements rely on a number of assumptions, estimates and data concerning future results and events and are subject to a number of uncertainties and other factors, that could cause actual results to differ materially from those reflected in such statements. Accordingly, U. S. Steel cautions that the forward-looking statements contained herein are qualified by these and other important factors and uncertainties that could cause results to differ materially from those reflected by such statements. For more information on additional potential risk factors, please review U. S. Steel’s filings with the SEC, including, but not limited to, U. S. Steel’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K.